Exhibit 99.1

Zafgen Adds Thomas O. Daniel, M.D. to its Board of Directors

BOSTON – March 8, 2016 – Zafgen, Inc. (Nasdaq:ZFGN), a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by obesity and complex metabolic disorders, today announced that Thomas O. Daniel, M.D. has been appointed to the Company’s Board of Directors, effective March 3, 2016. Dr. Daniel currently serves as Chairman of Celgene Research and was most recently President of Research and Early Development at Celgene Corporation, and has more than 16 years of experience in biopharmaceutical discovery and development. During his tenure at Celgene, Dr. Daniel has overseen the development and registration of REVLIMID® and POMALYST®, two innovative therapies for the treatment of hematological malignancies, and has led the expansion of Celgene’s research and development organization.

“Tom brings a wealth of relevant experience to Zafgen’s Board of Directors at this critical time in Zafgen’s evolution,” said Thomas Hughes, Ph.D., Chief Executive Officer of Zafgen. “His insights and expertise in drug development will be invaluable as we navigate the path forward for beloranib in the treatment of Prader-Willi syndrome, a very rare genetic disorder with no effective treatments, and as we work to advance our pipeline of other MetAP2 inhibitors.”

“New treatment options for Prader-Willi syndrome and complex metabolic diseases such as severe obesity are sorely needed. Zafgen’s unique platform of product candidates provides a novel approach with potential for meaningful therapeutic impact,” said Dr. Daniel. “I look forward to working with the Zafgen leadership team and board to advance beloranib in Prader-Willi syndrome, and to position development of earlier-stage compounds.”

Prior to joining Celgene, Dr. Daniel served as Chief Scientific Officer and Director of AmbRx Inc., and as Vice President, Research at Amgen Inc. Prior to Amgen’s acquisition of Immunex, Dr. Daniel was Senior Vice President of Discovery Research at Immunex. He currently is a director of Juno Therapeutics. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center and is a member of the Therapeutic Advisory Board of aTyr Pharma, Inc. He also serves as co-chairman of the Biomedical Advisory Committee of PhRMA. Dr. Daniel, a nephrologist and former academic investigator, was previously the Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. He conducted research supported by the National Institutes of Health and the Howard Hughes Medical Institute at UC San Francisco. He earned his M.D. from the University of Texas, Southwestern, and completed medical residency at Massachusetts General Hospital.

About Beloranib

Beloranib is a novel, first-in-class injectable small molecule therapy with a unique mechanism of action that reduces hunger while stimulating the use of stored fat as an energy source. Beloranib is a potent inhibitor of MetAP2, an enzyme that modulates the activity of key cellular processes that control metabolism. MetAP2 inhibitors work, at least in part, by directing MetAP2 binding to cellular stress mediators, and, thus, reducing the tone of signals that drive lipid synthesis by the liver and fat storage throughout the body. In this manner, MetAP2 inhibition increases metabolism of fat as an energy source. Zafgen holds exclusive worldwide rights (exclusive of South Korea) for the development and commercialization of beloranib. Zafgen exclusively licensed beloranib from Chong Kun Dang Pharmaceutical Corporation (CKD Pharma) of South Korea.

About Prader-Willi Syndrome (PWS)

Prader-Willi syndrome (PWS), the most common known genetic cause of life-threatening obesity, results in constant and unrelenting hunger that drives patients with PWS to engage in problematic hunger-related behaviors and to gain excessive weight. As a result, many of those affected with PWS become morbidly obese and suffer significant mortality. Currently, there is no cure for this disease. Although the cause of PWS is complex, it results from a deletion or loss of function of a cluster of genes on the 15th chromosome. PWS typically causes low muscle mass and function, short stature, incomplete sexual development, and a chronic feeling of hunger that, when coupled with a metabolism that utilizes drastically fewer calories than normal, can lead to excessive eating and life-threatening obesity. PWS occurs in males and females equally and in all races, with the same incidence around the world. Prevalence estimates have ranged from 1:8,000 to 1:50,000.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by obesity and complex metabolic disorders. Zafgen is focused on developing novel therapeutics that treat the underlying biological mechanisms through the MetAP2 pathway. Beloranib, Zafgen’s lead product candidate, is a novel, first-in-class, twice-weekly subcutaneous injection being developed for the treatment of multiple indications, including severe obesity in two rare diseases, Prader-Willi syndrome and obesity caused by hypothalamic injury, including craniopharyngioma-associated obesity; and severe obesity in the general population. Zafgen is also developing ZGN-839, a liver-targeted MetAP2 inhibitor, for the treatment of nonalcoholic steatohepatitis, or NASH, and abdominal obesity, as well as second-generation MetAP2 inhibitors.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding beloranib as a treatment for PWS, HIAO, including craniopharyngioma-associated obesity, and other forms of severe obesity, including severe obesity in patients with type 2 diabetes, its expectations with respect to the timing and success of its clinical trials of beloranib and other product candidates, the expected requirements and timing of additional requirements for ongoing and planned clinical trials, and the need for additional clinical trials and pre-clinical studies, and its plans regarding commercialization of beloranib may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to obtain a release of the complete clinical hold placed on the beloranib IND, Zafgen’s ability to successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not support further development, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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